EXHIBIT 23.2

KPMG LLP
Suite 3100
717 North Harwood Street
Dallas, TX 75201-6585

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Frozen Food Express Industries, Inc.:

We consent to the use of our report dated March 15, 2007, with respect to the consolidated statements of income, stockholders’ equity, and cash flows of Frozen Food Express Industries, Inc. for the one-year period ended December 31, 2006, incorporated herein by reference.

Our audit report dated March 15, 2007, with respect to the consolidated statements of income, stockholders’ equity, and cash flows of Frozen Food Express Industries, Inc. for the one year period ended December 31, 2006 refers to the adoption of Statement of Financial Accounting Standard No. 123 (revised 2004), Share-Based Payment, and the provisions of Securities and Exchange Commission Staff Accounting Bulletin No. 108, Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements.

/s/ KPMG LLP

Dallas, Texas

October 7, 2009